Exhibit 99.1

For more information:	Investor Relations:
Marc Olin	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Record Revenue of $229M, up 16%

Fremont, Calif. – October 20, 2015 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the third quarter of 2015.

For the quarter ended September 30, 2015, the Company reported record revenue of $228.7 million, up 16% compared to third quarter 2014 revenue of $197.7 million. Non-GAAP net income was $24.1 million or $0.50 per diluted share, compared to non-GAAP net income of $20.6 million or $0.43 per diluted share for the same period in 2014. GAAP net income was $10.3 million or $0.21 per diluted share, compared to $4.8 million or $0.10 per diluted share for the same period in 2014.

For the nine months ended September 30, 2015, the Company reported revenue of $626.0 million, up 8% year-over-year compared to $579.3 million for the same period in 2014. Non-GAAP net income was $68.5 million or $1.42 per diluted share, compared to non-GAAP net income of $61.9 million or $1.28 per diluted share for the same period in 2014. GAAP net income was $23.2 million or $0.48 per diluted share, compared to $21.8 million or $0.45 per diluted share for the same period in 2014.

“EFI delivered another solid quarter, overcoming the negative impact from various foreign currencies and weak emerging markets,” said Guy Gecht, CEO of EFI. “I’m proud of the way our teams planned and are quickly executing on the integration of Reggiani and Matan. We are particularly excited about the progress and cross selling activities with our new Regginai products reinforcing the tremendous opportunity for digital printing on textile.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “consider”, “continue”, “estimate”, “expect”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, intense competition in each of our businesses, including competition from products developed by EFI’s customers; unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and nine months ended September 30, 2015 and 2014 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$228,694	$197,674	$625,969	$579,327
Cost of revenue	112,409	88,877	295,841	263,782

Gross profit	116,285	108,797	330,128	315,545
Operating expenses:
Research and development	36,125	33,840	103,913	100,563
Sales and marketing	39,814	36,113	114,117	107,902
General and administrative	18,223	17,617	54,210	49,973
Amortization of identified intangibles	8,759	5,284	18,120	15,266
Restructuring and other	584	3,021	2,544	5,662

Total operating expenses	103,505	95,875	292,904	279,366

Income from operations	12,780	12,922	37,224	36,179
Interest expense	(4,634)	(1,142)	(12,870)	(1,707)
Interest income and other expense, net	(645)	(4,928)	(1,046)	(4,648)

Income before income taxes	7,501	6,852	23,308	29,824
Benefit from (provision for) income taxes	2,756	(2,047)	(97)	(8,025)

Net income	$10,257	$4,805	$23,211	$21,799

Diluted EPS calculation
Net income	$10,257	$4,805	$23,211	$21,799

Net income per diluted common share	$0.21	$0.10	$0.48	$0.45

Shares used in diluted per share calculation	48,501	48,184	48,161	48,304

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income	$10,257	$4,805	$23,211	$21,799

Amortization of identified intangibles	8,759	5,284	18,120	15,266
Stock based compensation – Cost of revenue	785	780	2,470	1,894
Stock based compensation – Research and development	2,397	2,316	8,253	6,482
Stock based compensation – Sales and marketing	1,891	1,486	6,785	4,069
Stock based compensation – General and administrative	4,455	4,452	11,932	12,706
Restructuring and other	584	3,021	2,544	5,662
General and administrative:
Acquisition-related transaction costs	1,563	552	4,236	1,226
Changes in fair value of contingent consideration	(1,129)	(626)	(2,430)	(2,220)
Litigation settlements	19	660	569	897
Interest income and other expense, net
Non-cash interest expense related to our convertible notes	2,989	665	8,784	665

Tax effect of non-GAAP adjustments	(8,420)	(2,787)	(15,970)	(6,506)

Non-GAAP net income	$24,150	$20,608	$68,504	$61,940

Non-GAAP net income per diluted common share	$0.50	$0.43	$1.42	$1.28

Shares used in diluted per share calculation	48,501	48,184	48,161	48,304

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$198,952	$298,133
Short-term investments	312,226	318,599
Accounts receivable, net	188,193	155,421
Inventories	111,751	72,132
Other current assets	50,442	34,422

Total current assets	861,564	878,707
Property and equipment, net	96,002	86,197
Goodwill	328,617	245,443
Intangible assets, net	133,165	62,571
Other assets	41,403	31,642

Total assets	$1,460,751	$1,304,560

Liabilities & Stockholders’ equity
Accounts payable	$111,552	$86,940
Accrued and other liabilities	127,431	105,110
Income taxes payable and deferred tax liabilities	5,957	1,759

Total current liabilities	244,940	193,809
Convertible senior notes, net	293,516	284,818
Imputed financing obligation related to build-to-suit lease	13,134	12,472
Noncurrent contingent and other liabilities	48,645	5,440
Noncurrent deferred tax liabilities	26,324	3,820
Noncurrent income taxes payable	10,809	15,512

Total liabilities	637,368	515,871
Total stockholders’ equity	823,383	788,689

Total liabilities and stockholders’ equity	$1,460,751	$1,304,560

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income	$23,211	$21,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,902	22,682
Deferred taxes	(7,933)	(10,257)
Tax benefit from employee stock plans	1,820	10,176
Excess tax benefit from stock-based compensation	(298)	(11,314)
Stock-based compensation, net of cash settlements	27,777	25,151
Non-cash settlement of vacation liabilities by issuing restricted stock units (“RSUs”)	1,353	—
Provision for inventory obsolescence	3,627	3,799
Provision for bad debts and sales-related allowances	3,724	2,520
Contingent consideration payments related to businesses acquired	—	(1,428)
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	9,692	1,387
Other non-cash charges and gains	1,220	(2,638)
Changes in operating assets and liabilities, net of effect of acquired businesses	(51,106)	(15,138)

Net cash provided by operating activities	40,989	46,739

Cash flows from investing activities:
Purchases of short-term investments	(243,065)	(70,587)
Proceeds from sales and maturities of short-term investments	247,821	90,349
Purchases, net of proceeds from sales, of property and equipment	(13,146)	(12,938)
Businesses purchased, net of cash acquired	(65,480)	(20,745)

Net cash used for investing activities	(73,870)	(13,921)

Cash flows from financing activities:
Proceeds from issuance of common stock	11,352	16,196
Proceeds from issuance of convertible notes, net of issuance cost payments	(58)	337,207
Purchase of convertible note hedges	—	(63,928)
Proceeds from issuance of warrants	—	34,535
Purchases of treasury stock and net share settlements	(50,892)	(88,816)
Repayment of debt assumed through business acquisitions	(22,531)	(525)
Contingent consideration payments related to businesses acquired	(3,034)	(9,359)
Excess tax benefit from stock-based compensation	298	11,314

Net cash provided by (used for) financing activities	(64,865)	236,624

Effect of foreign exchange rate changes on cash and cash equivalents	(1,435)	(1,152)

Decrease in cash and cash equivalents	(99,181)	268,290
Cash and cash equivalents at beginning of period	298,133	177,084

Cash and cash equivalents at end of period	$198,952	$445,374

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue by Operating Segment
Industrial Inkjet	$122,566	$95,472	$305,815	$277,315
Productivity Software	31,706	33,622	96,497	96,075
Fiery	74,422	68,580	223,657	205,937

Total	$228,694	$197,674	$625,969	$579,327

Revenue by Geographic Area
Americas	$121,116	$116,137	$337,050	$318,685
EMEA	79,934	54,212	205,191	181,652
APAC	27,644	27,325	83,728	78,990

Total	$228,694	$197,674	$625,969	$579,327

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

These excluded items are described below:

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $9.5 and $29.4 million during the three and nine months ended September 30, 2015, respectively, consists of $9.5 and $28.0 million of stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation and the non-cash settlement of $1.4 million of vacation liabilities settled through the issuance of RSUs during the nine months ended September 30, 2015, which is not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Litigation settlements. We settled, or accrued reserves related to, several litigation claims of $0.6 and $0.9 million during the nine months ended September 30, 2015 and 2014, respectively.

•	Tax effect of non-GAAP adjustments are as follows:

•	We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, after excluding the tax effect of the non-GAAP items described above, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

•	The long-term average tax rate assumes that the U.S. federal research and development tax credit will be retroactively re-enacted as of January 1, 2015.